UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2019

LIFE ON EARTH, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	333-190788	46-2552550
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

575 Lexington Avenue, 4th Floor, New York, NY 10022
(Address of principal executive offices)

(646) 844-9897
(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☑

Life on Earth, Inc. is referred to herein as “we”, “us”, or “our” or the “Company”.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 17, 2019, our Board of Directors unanimously appointed Michael Bloom as a member of our Board of Directors. There are no arrangements or understandings between Michael Bloom and any other persons pursuant to which he was appointed as a director, and there are no transactions in which Michael Bloom has an interest requiring disclosure under Item 404(a) of Regulation S-K. Michael Bloom has not been named to any committee of our Board of Directors.

After the filing of this Form 8-K, we will issue a press release (attached hereto as Exhibit 99.1) regarding the appointment of Michael Bloom as our Director.

Biography of Michael Bloom

From August 2016 to April 2018, Michael Bloom was Chief Executive Officer/President of Fred’s Inc., a chain of self-service retail discount stores. From January 2015 to August 2016, Michael Bloom was the President/Chief Operating Officer of Fred’s Inc. From September 2011 to January 2014, Michael Bloom was the President/Chief Operating Officer of Family Dollar Stores, Inc., a chain of self-service retail discount stores. For over 50 years, Michael Bloom has been affiliated in various capacities as a retailer in the Southeastern United States of general merchandise, health, beauty and personal products.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 Press Release dated June 18, 2019 (Appointment of Michael Bloom)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFE ON EARTH, INC.

Date: June 20, 2019	By:	/s/ Fernando Oswaldo Leonzo
Fernando Oswaldo Leonzo
Chief Executive Officer